     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 1997

                                                     REGISTRATION NO. 333-27127


================================================================================

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                      POST-EFFECTIVE AMENDMENT NO. 1 TO


                                  FORM S-8

                        REGISTRATION STATEMENT UNDER

                         THE SECURITIES ACT OF 1933

                        APPALACHIAN BANCSHARES, INC.
      -----------------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)

             Georgia                                     58-2242407
----------------------------------      ----------------------------------------
 (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                          315 Industrial Boulevard
                           Ellijay, Georgia 30540
             --------------------------------------------------
                  (Address of Principal Executive Offices)

                        APPALACHIAN BANCSHARES, INC.
                     1997 EMPLOYEE STOCK INCENTIVE PLAN
                                     and
                        APPALACHIAN BANCSHARES, INC.
               1997 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN
                                     and
                        APPALACHIAN BANCSHARES, INC.
                     SECTION 401(K) PROFIT SHARING PLAN

                          (Full Title of the Plans)

                                                             copy to:
            Tracy R. Newton
       315 Industrial Boulevard                        Walter E. Jospin, Esq.
        Ellijay, Georgia 30540                          Troutman Sanders LLP
(Name and Address of Agent for Service)              600 Peachtree Street, N.E.
                                                   Suite 5200, NationsBank Plaza
            (706) 276-8000                          Atlanta, Georgia 30308-2216
(Telephone Number, Including Area Code,
         of Agent for Service)                             (404) 885-3000

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            This Amendment No. 1 to the Registrant's Registration Statement on Form S-8 is being filed to incorporate by reference the Registrat's Quarterly Report on Form 10-QSB for the period ended March 31, 1997 and to disclose an amendment to the Georgia Bankers Association Master Section 401(k) Profit Sharing Plan (the "Master Plan"). The amendment to the Master Plan is included as Exhibit 4.3(c) to this Amendment No. 1 to the Registrant's Registration Statement on Form S-8.


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            The undersigned registrant (the "Company" or "Registrant") hereby incorporates by reference into this registration statement the following documents:

            (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;

            (b) The Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 1997; and

            (c) The description of the Registrant's capital stock contained in its registration statement on Form 8-A, filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

            In addition, all documents filed subsequent to the date of this registration statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment hereto which either indicates that all shares of Common Stock offered hereby have been sold or deregisters any shares of such Common Stock then remaining unsold, shall be deemed to have been incorporated by reference into this registration statement.


ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Under the Georgia Business Corporation Code (the "Georgia Code"), the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including under the Securities Act of 1933, as amended. Section 14-2-851 of the Georgia Code gives a corporation power to indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him.

            The Registrant's Articles of Incorporation provide that directors of the Registrant will not be personally liable for monetary damages to the Registrant or its shareholders for breaches of their fiduciary duty as directors, except for (i) any appropriation, in violation of a director's duties, of any business opportunity of the Registrant; (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the types of liability set forth on Section 14-2-832, or any successor section thereto, of the Official Code of Georgia Annotated (pertaining to unlawful distributions); or (iv) any transaction from which a director derives an improper material tangible personal benefit.

            The Bylaws of the Registrant provide in substance that a director or officer of the Registrant, or a party serving at the request of the Registrant as a director or officer of another firm, corporation, trust or other organization or enterprise, shall be indemnified by the Registrant for any reasonable expense actually incurred in connection with any threatened, pending or completed action, suit or proceeding. Provided, however, that (a) such person shall be entitled to indemnification only upon a resolution of the Board of Directors finding that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal proceeding, that such person did not have reasonable cause to believe that his conduct was unlawful; (b) no person shall be indemnified in relation to any proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties; and (c) no person shall be indemnified in relation to any proceeding which has been the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock or (iii) a majority of the members of the Board of Directors then holding office.

            The Registrant has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.


ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED

             Not applicable.


ITEM 8.      EXHIBITS

             The undersigned Registrant hereby undertakes that it has submitted or will submit the Appalachian Bancshares, Inc. 401(k) Profit Sharing Plan (the "Plan") and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.


            Exhibit
            Number   Description
            -------  -----------



            4.1      Appalachian Bancshares, Inc. 1997 Employee Stock Incentive
                     Plan (filed as Exhibit 10.2 to the Registrant's Form
                     10-KSB for the fiscal year ended December 31, 1996 (the
                     "1996 Form 10-KSB") and incorporated herein by reference)

            4.2      Appalachian Bancshares Inc. 1997 Directors'
                     Non-Qualified Stock Option Plan (filed as Exhibit 10.1 to the 1996 Form 10-KSB and incorporated herein by reference)

            4.3(a)   Adoption Agreement for the Appalachian Bancshares, Inc.
                     Section 401(k) Profit Sharing Plan (previously filed)

            4.3(b)   Georgia Bankers Association Master 401(k) Profit Sharing
                     Plan (previously filed)

            4.3(c)   First Amendment to the Georgia Bankers Association Master
                     Section 401(k) Profit Sharing Plan

            5        Opinion of Troutman Sanders LLP (previously filed)

            23.1     Consent of Schauer, Taylor, Cox & Edwards, P.C.
                     (previously filed)

            23.2 Consent of Troutman Sanders LLP (contained in its opinion filed as Exhibit 5) (previously filed)



ITEM 9.     UNDERTAKINGS

            (a) Rule 415 offerings. The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
            Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ellijay, State of Georgia, on this 21st day of May, 1997.



                                    APPALACHIAN BANCSHARES, INC.


                                    By:  /s/ Tracy R. Newton
                                         ---------------------------------------
                                         Tracy R. Newton
                                         Chief Executive Officer and President


            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tracy R. Newton and Kent Sanford, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


            Pursuant to the requirements of the Securities Act of 1933, this Amendment to the registration statement has been signed by the following persons in the capacities as of May 21, 1997.


Signature                           Title
---------                           -----
/s/ Tracy R. Newton                 Chief Executive Officer, President,
----------------------------        Treasurer and Director
Tracy R. Newton

/s/ Frank E. Jones                  Chairman of the Board
----------------------------
Frank E. Jones

/s/ Kent W. Sanford                 Executive Vice President, Chief Financial
----------------------------        Officer and Chief Operating Officer
Kent W. Sanford

                                    Director
----------------------------
Alan S. Dover

                                   SIGNATURES


Signature                           Title
---------                           -----
                                    Director
----------------------------
Charles A. Edmondson

/s/ Roger E. Futch                  Director
----------------------------
Roger E. Futch

                                    Director
----------------------------
Joseph C. Hensley

/s/ J. Ronald Knight                Director
----------------------------
J. Ronald Knight

/s/ P. Joe Sisson                   Director
----------------------------
P. Joe Sisson

                                    Director
----------------------------
Kenneth D. Warren


     THE PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Board of Directors of the Company has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ellijay, State of Georgia on May 21, 1997.



                                      APPALACHIAN BANCSHARES, INC.
                                      SECTION 401(K) PROFIT SHARING PLAN


                                 By:  /s/  Kent W. Sanford
                                      ------------------------------------------
                                           Kent W. Sanford
                                           Executive Vice President and Member
                                           of Administrative Committee

                                 EXHIBIT INDEX




Exhibit
Number      Description
-------     -----------
4.1         Appalachian Bancshares, Inc. 1997 Employee Stock Incentive Plan
            (filed as Exhibit 10.2 to the Registrant's Form 10-KSB for the
            fiscal year ended December 31, 1996 (the "1996 Form 10-KSB") and incorporated herein by reference)

4.2         Appalachian Bancshares Inc. 1997 Directors' Non-Qualified Stock
            Option Plan (filed as Exhibit 10.1 to the 1996 Form 10-KSB and incorporated herein by reference)

4.3(a)      Adoption Agreement for the Appalachian Bancshares, Inc.
            Section 401(k) Profit Sharing Plan (previously filed)

4.3(b)      Georgia Bankers Association Master 401(k) Profit Sharing Plan
            (previously filed)

4.3(c)      First Amendment to the Georgia Bankers Association Master
            Section 401(k) Profit Sharing Plan

5           Opinion of Troutman Sanders LLP (previously filed)

23.1        Consent of Schauer, Taylor, Cox & Edwards, P.C.
            (previously filed)

23.2 Consent of Troutman Sanders LLP (contained in its opinion filed as Exhibit 5)